                                                  Registration No. _____________


                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             UFP TECHNOLOGIES, INC.
                       (EXACT NAME OF ISSUER AS SPECIFIED
                                 IN ITS CHARTER)

        DELAWARE                                     04-2314970
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

              172 East Main Street, Georgetown, Massachusetts 01833
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             UFP TECHNOLOGIES, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                    1998 DIRECTOR STOCK OPTION INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                R. Jeffrey Bailly
                             UFP TECHNOLOGIES, INC.
                              172 East Main Street
                         Georgetown, Massachusetts 01833
                                 (978) 352-2200

                                   COPIES TO:

                          Patrick J. Kinney, Jr., Esq.
                       Lynch, Brewer, Hoffman & Fink, LLP
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-0800
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

         Approximate date of Commencement of Sale pursuant to the Plans: Upon issuance and exercise of options under the Plans.

                         CALCULATION OF REGISTRATION FEE

 Title of                      Proposed             Proposed
securities     Amount           maximum              maximum                 Amount of
   to be       to be         offering price         aggregate                registra-
registered  registered(1)     per share(2)         offering price            tion fee
----------  -------------   ---------------   -----------------------      -------------

Common Stock,
 $.01 par      525,000          $1.20                $630,000                 $57.96
  value

(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options or pursuant to the antidilution provisions of the Plans.

(2) Computed on the basis of the closing sales price of securities of the same class, as reported in the Nasdaq Stock Market, on June 25, 2002.




                                EXPLANATORY NOTE

         The 525,000 shares of Common Stock being registered pursuant to this Registration Statement are additional securities of the same class as other securities for which a registration statement (No. 333-56741) on Form S-8 was filed with the Securities and Exchange Commission on June 12, 1998. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Certain important information is set forth in certain reports or statements filed by UFP Technologies, Inc. (the "Company") with the Securities and Exchange Commission. The reports or documents listed below are incorporated herein by reference:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (which incorporates by reference certain portions of the Company's Proxy Statement for the Company's 2002 Annual Meeting of Stockholders held on June 5, 2002);

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

         (c) the Company's definitive Proxy Statement for the Annual Meeting of Stockholders held on June 5, 2002;

         (d) all reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for periods since March 31, 2002; and

         (e) the information set forth under "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A dated December 6, 1993 as amended on December 8, 1993 (File No. 1-12648) which incorporates by reference the description of the Company's securities contained in the Company's Registration Statement on Form S-1 (File No. 33-70912).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing such reports and documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         (a) Legal Matters. Lynch, Brewer, Hoffman & Fink, LLP, 101 Federal Street, Floor 22, Boston, Massachusetts 02110, has rendered its opinion to the Company that shares included in this offering will, when sold in accordance with the terms of the Plans, be legally issued, fully paid and non-assessable. Owen
B. Lynch, a partner of Lynch, Brewer, Hoffman & Fink, LLP, is an Assistant Secretary of the Company.

         (b) Experts. The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's charter and by-laws provide that the Company may indemnify all persons whom it shall have power to indemnify to the full extent permitted by state law. Under Delaware law, a director, officer, employee or agent who has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred. In other circumstances, a director, officer, employee or agent of the Company may be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred if he/she acted in good faith and has not been adjudged to have derived an improper personal benefit from the transaction or occurrence forming the basis for such settlement. The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar arrangements with any future directors. The Company may also enter into similar agreements with certain of the Company's officers who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. The Company's charter further provides that directors are not liable for monetary damages for certain violations of their duty of care.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

Item 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  UNDERTAKINGS.

         A.       The Company hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plans.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Georgetown, Massachusetts, on this 28th day of June, 2002.

                                      UFP TECHNOLOGIES, INC.


                                      By /s/ R. Jeffrey Bailly
                                         --------------------------------
                                          R. Jeffrey Bailly, President
                                          and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his capacity as a director or officer or both, as the case may be, does hereby appoint R. Jeffrey Bailly, Ronald J. Lataille and Patrick J. Kinney, Jr., and each of them singly, his lawful attorney to execute in his name, place and stead, any and all amendments and supplements to this Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission or any applicable state securities administrator. Said attorney shall have the full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and to all intents and purposes, as each of the undersigned might do in person, hereby ratifying and approving the acts of such attorney.

         Executed under seal as of the date(s) set forth below.

Signature                                             Title                           Date
---------                                             -----                           ----

/s/ R. Jeffrey Bailly                                 President, Chief               June 28, 2002
------------------------------                        Executive Officer,
R. Jeffrey Bailly                                     Director (principal
                                                      executive officer)

/s/ Ronald J. Lataille                                Vice President, Chief          June 28, 2002
----------------------------                          Financial Officer
Ronald J. Lataille                                    (principal financial and
                                                      accounting officer)

/s/ William H. Shaw                                   Chairman of the                June 28, 2002
-----------------------------                         Board of Directors
William H. Shaw

/s/ Richard L. Bailly                                 Secretary and                  June 28, 2002
-----------------------------                         Director
Richard L. Bailly

/s/ William C. Curry                                  Director                       June 28, 2002
-----------------------------
William C. Curry

/s/ Kenneth L. Gestal                                 Director                       June 28, 2002
-----------------------------
Kenneth L. Gestal

/s/ Peter R. Worrell                                  Director                       June 28, 2002
-----------------------------
Peter R. Worrell

/s/ Michael J. Ross                                   Director                       June 28, 2002
-----------------------------
Michael J. Ross

                                  EXHIBIT INDEX

Exhibit
Number              Description
-------             -----------

4.1                 1998 Employee Stock Purchase Plan
                    (incorporated herein by reference to the Company's Proxy
                    Statement for its 2002 Annual Meeting of Stockholders)

4.2                 1998 Director Stock Option Incentive Plan, as amended
                    (incorporated herein by reference to the Company's Proxy
                    Statement for its 2002 Annual Meeting of Stockholders)

5                   Opinion of Lynch, Brewer, Hoffman & Fink, LLP
                    (filed herewith)

23.1                Consent of Lynch, Brewer, Hoffman
                    & Fink, LLP (included in Exhibit 5)

23.2                Consent of Arthur Andersen LLP
                    (filed herewith)